Exhibit 21.1

List of Subsidiaries

Subsidiary	State of Organization

ARH-Arizona, LLC	Delaware

BCCI CA, LLC	Delaware

BCCI Management Company	Ohio

Beneficial Lending Solutions of California	Ohio

Beneficial Lending Solutions of Ohio	Ohio

Beneficial Lending Solutions of Tennessee	Ohio

Beneficial Lending Solutions of Utah	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Check Cashing II, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of Alabama LLC	Delaware

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Connecticut, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Illinois, LLC	Delaware

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Mississippi, LLC	Ohio

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing of Tennessee LLC	Delaware

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Commercial Check Cashing of Florida, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Lending Solutions of Tennessee LLC	Delaware

Buckeye Lending Solutions of Arizona, LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans, Inc.	Ohio

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Tennessee LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

CCCIS, Inc.	California

CCFI Funding LLC	Ohio

CCFI Funding II, LLC	Ohio

CCFI Pm Acquisitions	Ohio

California Check Cashing Stores, LLC	Delaware

Cash Central of UK Limited	England and Wales

Cash Central of Alabama, LLC	Alabama

Cash Central of Alaska, LLC	Alaska

Cash Central of California, LLC	California

Cash Central of Delaware, LLC	Delaware

Cash Central of Florida, LLC	Ohio

Cash Central of Hawaii, LLC	Hawaii

Cash Central of Idaho, LLC	Idaho

Cash Central of Illinois, LLC	Delaware

Cash Central of Indiana, LLC	Ohio

Cash Central of Iowa, LLC	Ohio

Cash Central of Kansas, LLC	Kansas

Cash Central of Kentucky	Ohio

Cash Central of Louisiana, LLC	Delaware

Cash Central of Maine, LLC	Ohio

Cash Central of Michigan, LLC	Ohio

Cash Central of Minnesota, LLC	Minnesota

Cash Central of Mississippi	Mississippi

Cash Central of Missouri, LLC	Missouri

Cash Central of Nebraska, LLC	Ohio

Cash Central of Nevada, LLC	Nevada

Cash Central of New Mexico, LLC	Delaware

Cash Central of North Dakota, LLC	North Dakota

Cash Central of Ohio, LLC	Delaware

Cash Central of Oklahoma, LLC	Delaware

Cash Central of Oregon, LLC	Ohio

Cash Central of Rhode Island, LLC	Ohio

Cash Central of South Carolina LLC	Delaware

Cash Central of South Dakota, LLC	South Dakota

Cash Central of Tennessee, LLC	Delaware

Cash Central of Texas, LLC	Texas

Cash Central of Utah, LLC	Utah

Cash Central of Virginia LLC	Delaware

Cash Central of Washington, LLC	Washington

Cash Central of Wyoming, LLC	Wyoming

Cash Central of Wisconsin, LLC	Wisconsin

Checksmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

Checksmart Financial, LLC	Delaware

Checksmart Money Order Services, Inc.	Delaware

Community Choice Family Insurance Agency LLC	Delaware

CS-Arizona, LLC	Delaware

Cash Central of Maryland, LLC	Ohio

Direct Financial Solutions, LLC	Delaware

QC Financial Services of California, Inc.	California

Direct Financial Solutions of UK Limited	England and Wales

Express Payroll Advance of Ohio, Inc.	Ohio

Fast Cash, Inc.	California

First Virginia Credit Solutions, LLC	Delaware

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, Ltd	Ohio

Lenders Account Services LLC	Delaware

Insight Capital, LLC	Alabama

National Tax Lending, LLC	Delaware

Reliant Software, Inc.	Utah